As filed with the Securities and Exchange Commission on August 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

MIDCOAST ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	61-1714064
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

MIDCOAST ENERGY PARTNERS, L.P.

2013 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Chris Kaitson

Vice President—Law and Assistant Secretary

1100 Louisiana Street, Suite 3300

Houston, Texas 77002

(713) 821-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Units, representing limited partner interests	3,750,000	$21.25(3)	$79,687,500(3)	$10,269

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Class A Common Units as may become issuable pursuant to the adjustment provisions of the Midcoast Energy Partners, L.P. 2013 Long-Term Incentive Plan.
(2)	Represents Class A Common Units reserved for issuance under the Midcoast Energy Partners, L.P. 2013 Long-Term Incentive Plan.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The price for the 3,750,000 Class A Common Units being registered hereby is based on a price of $21.25, which is the average of the high and low trading prices per Class A Common Unit of Midcoast Energy Partners, L.P. as reported by the NYSE on August 12, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Midcoast Holdings, L.L.C. (the “General Partner”) will provide all participants in the Midcoast Energy Partners, L.P. 2013 Long-Term Incentive Plan (the “Plan”) with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, Midcoast Energy Partners, L.P. (the “Registrant”) has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated in this Registration Statement by reference:

(a)	The Registrant’s annual report filed on Form 10-K for the period ended December 31, 2014 filed with the Commission on February 18, 2014.

(b)	The Registrant’s quarterly reports filed on Form 10-Q for the periods ended March 31, 2014 (filed with the Commission on May 2, 2014) and June 30, 2014 (filed with the Commission on August 1, 2014).

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on January 16, 2014, February 14, 2014, and June 19, 2014.

(d)	The description of the Registrant’s Class A Common Units, representing limited partner interests, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36175) filed with the Commission on November 4, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating, changing or modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subject to any terms, conditions, or restrictions set forth in the Registrant’s partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Under the Registrant’s partnership agreement, in most circumstances, the Registrant will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	the General Partner;

•	any departing general partner;

•	any person who is or was an affiliate of our General Partner or any departing general partner;

•	any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of the Registrant or its subsidiaries, an affiliate of the Registrant or its subsidiaries or any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or any of its subsidiaries at the request of the General Partner or any departing general partner or any of their affiliates, excluding any such person providing, on a fee-for-service basis, trustee, fiduciary or custodial services; and

•	any person designated by the General Partner because such person’s status, service or relationship exposes such person to potential claims or suits relating to the business and affairs of the Registrant and its subsidiaries.

Any indemnification under these provisions will only be out of the Registrant’s assets. Unless it otherwise agrees, our General Partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable the Registrant to effectuate, such indemnification. The Registrant’s partnership agreement provides that, to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an indemnified person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant, prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that the indemnified person is not entitled to be indemnified, upon receipt by the Registrant of any undertaking by or on behalf of the indemnified person to repay such amount if it is determined that the indemnified person is not entitled to be indemnified as authorized by the partnership agreement. The Registrant will purchase insurance against liabilities asserted against, or expenses incurred by, persons in connection with the Registrant’s activities or for such person’s activities on behalf of the Registrant, regardless of whether the Registrant would have the power to indemnify such person against such liabilities under the Registrant’s partnership agreement.

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the amended and restated limited liability company agreement of the General Partner, in most circumstances, the General Partner will indemnify (i) Enbridge Energy Partners, L.P., as the initial member of the General Partner, and any person later admitted to the General Partner as a member; (ii) any person who is or was an affiliate of the General Partner (other than the Registrant and its subsidiaries); (iii) any person who is or was a member, partner, director, officer, fiduciary or trustee of the General Partner or its affiliates (other than the Registrant and its subsidiaries); (iv) any person who is or was serving at the request of the General Partner or its affiliates as an officer, director, member, manager, partner, fiduciary or trustee of another person, excluding any person providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (v) any person designated by the board of directors of the General Partner.

The General Partner maintains directors and officers liability insurance for the benefit of its directors and officers.

In addition, 6(b) of the underwriting agreement entered in by the Registrant in connection with its initial public offering provides for the indemnification against certain liabilities under the Securities Act of the Registrant, the General Partner, Midcoast Operating, L.P., Midcoast OLP GP, L.L.C., Enbridge Energy Partners, L.P. (the “Partnership Parties”), the General Partner’s officers and directors who signed the IPO Registration Statement, and each person who controls any of the Partnership Parties.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1*	Certificate of Limited Partnership of Midcoast Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-189341), filed on June 14, 2013).

4.2*	First Amended and Restated Agreement of Limited Partnership of Midcoast Energy Partners, L.P., dated as of November 13, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 18, 2013).

4.3*	Midcoast Energy Partners, L.P. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Amendment No. 6 to the registration statement on Form S-1 (File No. 333-189341), filed on October 31, 2013).

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

*	Incorporated herein by reference as indicated.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 15 , 2014.

MIDCOAST ENERGY PARTNERS, L.P. (Registrant)

By:	Midcoast Holdings, L.L.C. its General Partner

By:	/s/ C. Gregory Harper
C. Gregory Harper Principal Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Mark A. Maki, Terrence L. McGill, Stephen J. Neyland and Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 15, 2014.

Signature	Title

/s/ C. Gregory Harper
C. Gregory Harper	Principal Executive Officer and Director (Principal Executive Officer)

/s/ Stephen J. Neyland
Stephen J. Neyland	Vice President—Finance (Principal Financial Officer)

/s/ Noor Kaissi
Noor Kaissi	Controller (Principal Accounting Officer)

/s/ John A. Crum
John A. Crum	Director

/s/ J. Herbert England
J. Herbert England	Director

/s/ James G. Ivey
James G. Ivey	Director

/s/ Mark A. Maki
Mark A. Maki	Senior Vice President and Director

/s/ Terrance L. McGill
Terrance L. McGill	President and Director

/s/ Edmund P. Segner III
Edmund P. Segner III	Director

/s/ Dan A. Westbrook
Dan A. Westbrook	Director

Index of Exhibits

Exhibit No.	Description

4.1*	Certificate of Limited Partnership of Midcoast Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-189341), filed on June 14, 2013).

4.2*	First Amended and Restated Agreement of Limited Partnership of Midcoast Energy Partners, L.P., dated as of November 13, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 18, 2013).

4.3*	Midcoast Energy Partners, L.P. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Amendment No. 6 to the registration statement on Form S-1 (File No. 333-189341), filed on October 31, 2013).

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

*	Incorporated herein by reference as indicated.